Exhibit 10.6
AMENDMENT TO
ALIGHT, INC.
2021 OMNIBUS INCENTIVE PLAN

Notice of Restricted Stock Unit Grant

This Amendment (this “Amendment”) to the Notice of Restricted Stock Unit Grant (the “Notice”), by and between Alight, Inc. (the “Company”) and David D. Guilmette (the “Grantee”), is made as of October 17, 2024.
WHEREAS, the Company granted the Grantee 450,762 time-vested restricted stock units, with respect to Class A common stock, par value $0.0001 per share, with an effective date of grant of October 1, 2024, pursuant to the Alight, Inc. 2021 Omnibus Incentive Plan;
WHEREAS, pursuant to Section 9(m) of the Notice, the Notice may be modified or amended by written agreement executed by the Company and the Grantee; and
WHEREAS, the Company and the Grantee hereby desire to amend the Notice as set forth herein.
NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Grantee hereby agree that the Notice be amended as follows:
1.Section 2(d)(iii) of the Notice is hereby amended and restated in its entirety as follows:
“The Restricted Stock Units will immediately accelerate and become fully vested, if the Grantee experiences a Termination that is the result of (A) a Termination by the Company or any of its Subsidiaries for reasons other than Cause (and not due to death or Disability) or (B) a Termination by the Grantee for Good Reason. For purposes of this agreement, the term “Good Reason” shall have the meaning assigned to such term under the Grantee’s Amended and Restated Employment Agreement with the Company and Alight Solutions LLC, dated as of October 17, 2024.”

2.Except as provided herein, all other terms of the Notice will remain in full force and effect.

3.This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one in the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

ALIGHT, INC.
/s/ Martin Felli	October 17, 2024
Martin Felli Chief Legal Officer & Corporate Secretary	Date
GRANTEE
/s/ David D. Guilmette	October 17, 2024
David D. Guilmette Chief Executive Officer & Vice Chair	Date